Exhibit (e)(5)

CAMBRIA ETF TRUST

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (the “Agreement”) is entered into by and among ALPS Distributors, Inc. (the “Distributor”) and ________________ [Participant’s Name and NSCC#] (the “Participant”) and is subject to acceptance by U.S. Bancorp Fund Services, LLC, as transfer agent (the “Transfer Agent”). Cambria ETF Trust (the “Trust”) is an open-end management investment company organized as a Delaware statutory trust consisting of separate investment portfolios (each, a “Fund” and collectively, the “Funds”) as set forth in Attachment A hereto. The Distributor has been retained as principal underwriter of the Trust and provides certain services in connection with the sale and distribution of shares of beneficial interest of the Funds (the “Shares”). The Transfer Agent has been retained to provide certain transfer agency services with respect to the purchase and redemption of Shares.

As specified in the Trust’s prospectuses and statements of additional information, as may be amended or supplemented from time to time (together, the “Prospectus”), Shares may be purchased or redeemed from a Fund only in aggregations of a specified number of Shares as set forth in the Prospectus (each, a “Creation Unit” and collectively, the “Creation Units”). The Prospectus describes the primary form of consideration to be provided to the applicable Fund by the Participant for its own account or on behalf of any party for which it is acting (whether a customer or otherwise) (“Participant Client”), which generally includes a designated portfolio of securities (the “Deposit Securities”) and/or cash. Creation Units shall generally be redeemed in exchange for Fund securities (“Fund Securities”) and/or cash, as described in the Prospectus. The Participant also pays applicable transaction fees (“Transaction Fees”) and Taxes (as defined below). All references to “cash” shall refer to US Dollars. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

This Agreement is intended to set forth the terms and procedures pursuant to which the Participant may create and/or redeem Creation Units through the Continuous Net Settlement (“CNS”) clearing processes of the National Securities Clearing Corporation (“NSCC”) as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process”, or (ii) outside the Clearing Process (i.e., through the facilities of The Depository Trust Company (“DTC”)).

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.	STATUS AND ROLE OF PARTICIPANT.

a. Clearing Status. The Participant represents, covenants and warrants that with respect to orders for the purchase of Creation Units (“Creation Orders”) or orders for the redemption of Creation Units (“Redemption Orders” and, together with “Creation Orders”, “Orders”) of any Fund (i) by means of the Clearing Process, it is a member in good standing of the NSCC and a participant in the CNS System of the NSCC and agrees that it will remain in good standing throughout the term of this Agreement (a “Participating Party”); (ii) outside the Clearing Process, it is a DTC Participant (a “DTC Participant”); and (iii) it has the ability to transact through the Federal Reserve System. The Participant may place Orders either through the Clearing Process or outside the Clearing Process, subject to the procedures for purchase and redemption of Creation Units set forth in the Prospectus, this Agreement and all attachments hereto, as may be amended from time to time (the “Procedures”). Any change in the foregoing status of Participant shall terminate this Agreement and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trust of such change.

b. Broker-Dealer Status. The Participant represents, covenants and warrants that it is (i) registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (ii) qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and (iii) a member in good standing of the Financial Industry Regulatory Authority (“FINRA”). The Participant agrees that it will maintain such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant further agrees to comply with all applicable U.S. federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of FINRA (including any NASD Rules that remain operative until such rules are subsequently renamed, repealed, rescinded or are otherwise replaced by FINRA Rules), and that it will not offer or sell Shares of any Fund in any state or jurisdiction where they may not lawfully be offered and/or sold. Any change in the foregoing status of Participant shall result in the automatic termination of this Agreement and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trust of such change.

c. Underwriter Status. The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the Securities Act of 1933, as amended (“1933 Act”), may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

d. Agency. The Participant shall have no authority in any transaction to act as agent of the Distributor, Transfer Agent, the Trust or their agents. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Transfer Agent or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

e. Rights and Obligations as DTC Participant. The Participant agrees that in connection with any transactions in which it acts for a Participant Client, including, without limitation, for any other DTC Participant or indirect participant, or any other beneficial owner of Shares (each, a “Beneficial Owner”), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant, in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

f. Qualified Institutional Buyer Status. The Participant represents, covenants and warrants that it currently is, and will continue to be throughout the term of this Agreement, a “qualified institutional buyer” as such term is defined in Rule 144A of the 1933 Act. Any change in the foregoing status of Participant shall terminate this Agreement and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trust of such change.

g. No Affiliation. The Participant represents, covenants and warrants that, during the term of this Agreement, it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, except to the extent that the Participant may be deemed to be an affiliated person under 2(a)(3)(A) or 2(a)(3)(C) of the Investment Company Act of 1940, as amended (the “1940 Act”), due to ownership of Shares. The Participant shall give prompt notice to the Distributor, Transfer Agent and the Trust of any change to the foregoing status.

h. Agent for Proxy. The Participant represents, covenants and warrants that, from time to time, it may be a Beneficial Owner or legal owner of Shares (as that term is defined in Rule 16a-1(a)(2) of the 1934 Act). The Participant agrees to irrevocably appoint the Distributor as its agent and proxy with full authorization and power to vote (or abstain from voting) its beneficially or legally owned Shares which the Participant has not rehypothecated and which the Participant is or may be entitled to vote at any meeting of shareholders of the Trust held after the effective date of this Agreement, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor shall vote (or abstain from voting) such Shares in accordance with Distributor’s proxy voting policies and procedures, with complete independence from and without any regard to any views, statements or interests of the Participant, its affiliates or any other person. The Participant acknowledges that the Distributor will not exercise discretion or otherwise provide advice or guidance to the Participant or any other party in connection with any vote (or abstention thereof). The Distributor may carry out its responsibilities hereunder through an agent, nominee, attorney or such other third party as it deems necessary or appropriate, to the extent allowable pursuant to applicable law.

For purposes of this Section 1.h., beneficially owned Shares shall not include those Shares for which the Participant is the record owner but which are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business, unless the Participant instructs the Distributor in writing otherwise. The Participant acknowledges that the Distributor will not exercise the voting rights applicable to such Shares unless the Participant instructs the Distributor in writing otherwise. For the avoidance of doubt, it shall be the responsibility of the Participant to instruct the Distributor in writing as to which Shares will/will not be voted by the agent and proxy pursuant to this Section. The Participant represents that it has all the necessary legal power and authority to vote, and to appoint an agent and proxy to vote, all such Shares as contemplated herein. The Participant hereby agrees to indemnify and hold harmless the Distributor from and against any loss, liability, cost or expense suffered or incurred by such Distributor resulting directly from losses, liabilities or expenses resulting from this Proxy other than those arising from the gross negligence, bad faith or willful misconduct of the Distributor.

The Distributor, as proxy for the Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, facsimile, electronically (including through the internet) or otherwise. The powers of such agent and proxy shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Participant. The Distributor may terminate this irrevocable proxy (i.e., Section 1.h.) after sixty (60) days written notice to the Participant and termination of this irrevocable proxy by itself shall not serve to terminate the Agreement.

2.	EXECUTION OF ORDERS (GENERAL TERMS).

a. Purchase and Redemption of Creation Units. All Orders shall be handled by each party hereto in accordance with the terms of the Prospectus and this Agreement (which includes the Procedures). Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. In the event of a conflict between the Prospectus and the Procedures, the Prospectus shall control; provided, however, that any updates to a Prospectus that would impact the Transfer Agent and Distributor’s obligations with respect to Orders can only be effectuated by amending this Agreement.

b. NSCC. Solely with respect to Orders for the purchase or redemption of Creation Units through the Clearing Process, the Participant as a Participating Party hereby authorizes the Transfer Agent or its designee to transmit to NSCC on behalf of the Participant such instructions, including Share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, consistent with the instructions issued by the Participant. The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent or its designee on behalf of the Trust and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

c. Consent to Recording. It is contemplated that the phone lines used by the Distributor, the Transfer Agent and/or their affiliated persons will be recorded, and the Participant hereby consents to the recording of all calls with any of those parties.

d. Irrevocability. The Participant acknowledges and agrees on behalf of itself and any Participant Client that delivery of any Order shall be irrevocable, provided that the Trust, Transfer Agent and the Distributor on behalf of the Trust each reserve the right to reject any Order for any reason.

e. Prospectus Delivery. The Participant understands a current Prospectus and all required reports for each applicable Fund are available at the website listed on Attachment A hereto (or any successor website). The Distributor will provide to the Participant copies of the prospectus, and the Participant consents to the delivery of all prospectuses electronically by e-mail at @ .com [Participant’s e-mail address]. The Participant agrees to maintain a valid e-mail address and further agrees to promptly notify the other parties if its e-mail address changes. The Participant can revoke this consent upon written notice to the other parties. Notwithstanding the foregoing, the Distributor agrees to provide to the Participant upon request a reasonable number of paper copies of either (i) a Fund’s statutory prospectus or (ii) in the sole discretion of the Distributor, a Fund’s summary prospectus in accordance with Rule 498 under the 1933 Act (or any successor rule). The Participant acknowledges receipt of the Prospectus and represents it has reviewed the Prospectus and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the purchase and redemption of Shares are incorporated herein by reference.

3.	EXECUTION OF ORDERS FOR CREATION UNITS.

a. Title to Securities; Restricted Shares. The Participant represents on behalf of itself and any Participant Client that, upon delivery of a portfolio of Deposit Securities to the Trust’s custodian (“Custodian”) and/or relevant sub-custodian (“Sub-Custodian”), the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, duties and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any Participant Client in connection with a transaction to purchase Shares or (ii) any provision of the 1933 Act and regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the Securities Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction, and no such securities are “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the 1933 Act.

b. Corporate Actions. With respect to any Creation Order of a particular Fund, such Fund acknowledges and agrees to return to the Participant any dividend, distribution or other corporate action paid to the Fund in respect of any Deposit Security transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or Participant Client.

c. Beneficial Ownership. The Participant represents and warrants to the Distributor, Transfer Agent and the Trust that (based upon the number of outstanding Shares of each Fund made publicly available by the Trust) (i) it does not hold, and will not as a result of the contemplated transaction hold, for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, or (ii) if it does hold for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, that such a circumstance would not result in the Fund acquiring a basis in the portfolio securities deposited with the Fund with respect to an order to create Shares in such Fund different from the market value of such portfolio securities on the date of such order, pursuant to Section 351 and 362 of the Internal Revenue Code of 1986, as amended. Such representation and warranty shall be deemed repeated with respect to each Creation Order for each Fund. If more than one Beneficial Owner is combined in any Creation Order, this representation is made by taking into account all such Beneficial Owners’ ownership of Shares as a group. The Participant understands and agrees that the order form relating to any Creation Order of any Fund shall state substantially the same foregoing representations and warranties.

The Distributor, Transfer Agent or the Trust may request information from the Participant regarding Share ownership and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the outstanding Fund Shares by a Beneficial Owner as a condition to the acceptance of Deposit Securities.

d. Sub-Custodian Account. The Participant understands and agrees that in the case of each Fund that invests in international or global equity securities, the Trust has caused its Custodian to maintain with the applicable Sub-Custodian for such Fund an account in the relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered the Deposit Securities for itself or any Participant Client in connection with any Creation Order, with any appropriate adjustments as advised by such Sub-Custodian or Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

e. Deposit Securities and/or Relevant Cash Amounts. The Participant understands that the amount of any cash and the identity and the required number of Deposit Securities, as applicable, to be included with respect to any Creation Order (based on information at the end of the previous Business Day) for each Fund will be made available on each Business Day, prior to the opening of business on the New York Stock Exchange (“NYSE”) through the facilities of the NSCC. The Participant understands that a Creation Unit will not be issued until the requisite cash and/or Deposit Securities, as applicable, Transaction Fees and Taxes (as defined below) are transferred to the Trust on or before the settlement date in accordance with the Prospectus and in accordance with any instructions provided by the Trust, the Custodian and/or Sub-Custodian with respect to cash payments, delivery and settlement.

4.	EXECUTION OF REDEMPTION REQUESTS.

a. Order Placement. The Participant represents, covenants and warrants that upon submission of a redemption request such redemption request complies with the terms of the then current Prospectus. In the event that the Distributor, Transfer Agent and/or the Trust believes that a Participant does not have the requisite number of Shares to be redeemed as a Creation Unit, the Distributor, Transfer Agent and/or Trust may reject without liability the Participant’s Redemption Order. The Participant understands and agrees that in the event Shares (or collateral of equivalent value, if permitted) are not transferred, the Redemption Order trade may be broken by the Fund and the Participant will be solely responsible for all costs incurred by the Fund and/or the Distributor related to breaking the trade.

b. Additional Payment on Redemption. In the event that the Participant receives Fund Securities the value of which exceeds the net asset value of the applicable Fund at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant Client to pay, on such day, to the applicable Fund an amount in cash equal to the difference.

c. Corporate Actions. The Participant on behalf of itself and any Participant Client acknowledges and agrees to return to the applicable Fund any dividend, interest, distribution or other corporate action paid to it or to Participant Client in respect of any Fund Security that is transferred to the Participant or any Participant Client that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Fund. The Fund is entitled to reduce the amount of proceeds due to the Participant or Participant Client by an amount equal to any dividend, interest distribution or other corporate action paid to the Participant or to Participant Client in respect of any Fund Security that is transferred to the Participant or to Participant Client that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Fund.

5.       PARTICIPANT RECORDS, POLICIES AND REPRESENTATIONS.

a. Maintenance of Records. The Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust, Transfer Agent and/or the Distributor upon request.

b. Privacy. The Participant represents that it has procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable U.S. Federal and state laws, rules and regulations and will continue to do so throughout the term of this Agreement.

c. Shareholder Information. The Participant agrees: (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to its customers, to assist the Distributor and/or the Trust in ascertaining certain information regarding sales of Shares made by or through Participant upon the request of the Trust or the Distributor necessary for the Funds to comply with their obligations to distribute information to their shareholders as may be required from time to time under applicable state or federal securities laws, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver to its customers that are shareholders of the Funds, the Prospectuses, as may be amended or supplemented from time to time, proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated or otherwise desire to deliver to their shareholders, after receipt from the Funds or the Distributor of sufficient, reasonable quantities of the same to allow mailing thereof to such customers.

d. Anti-Money Laundering. The Participant represents, covenants and warrants that it has established an anti-money laundering program (“AML Program”) that, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under section 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against reports and suspicious activity reports, (vii) provides for screening all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the USA Patriot Act, and (viii) allows for appropriate regulators to examine its anti-money laundering books and records. The Participant agrees that, throughout the term of this Agreement, it will maintain the AML Program in substantial conformity with the foregoing provisions as may be amended or supplemented by applicable U.S. federal regulations. Any change in the foregoing shall result in the automatic termination of this Agreement, and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trust of such change.

e. Marketing Materials. The Participant represents, warrants and agrees that it will not make any representations concerning a Fund, the Trust, Creation Units or Shares other than those contained in the Prospectus or in any promotional materials or sales literature furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to a Fund, Creation Units or Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for the Participant’s internal use only or brokerage communications prepared by the Participant in the normal course of its business and consistent with the Prospectus and in accordance with applicable laws and regulations) (“Marketing Materials”), except such Marketing Materials as may be furnished to the Participant by the Distributor and such other Marketing Materials as may be approved in writing by the Distributor. The Participant understands that the Funds may not be advertised or marketed as open-end investment companies (i.e., as mutual funds) that offer redeemable securities, and that any advertising materials will prominently disclose that the Shares are not individually redeemable shares of beneficial interest in the Trust. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in Creation Unit aggregations only. Notwithstanding the foregoing, the Participant or an affiliate of the Participant may, without the written approval of the Distributor, prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to a Fund (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares and (ii) for internal use by the Participant. The Participant acknowledges that the Trust, Distributor, Transfer Agent, the Trust’s investment adviser and their affiliates may disclose that the Participant is acting as an authorized participant with respect to the Trust’s Shares and has entered into this Agreement.

6.	AUTHORIZED PERSONS.

a. Certification. Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Distributor, the Transfer Agent and the Trust, duly certified as appropriate by its secretary or other duly authorized official, a certificate, in the form set forth in Attachment C (or pursuant to other documentation deemed acceptable by the Trust, Transfer Agent or Distributor in their sole discretion) (the “Certificate”), setting forth the names, signatures and other requested information of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each an “Authorized Person”). Such Certificate may be accepted and relied upon by the Transfer Agent, the Distributor and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Transfer Agent, the Distributor and the Trust of a superseding Certificate bearing a subsequent date.

b. Personal Identification Number. Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant may be processed through a third-party platform (the “Electronic Order System”) selected by the Transfer Agent. The Participant and its Authorized Persons must establish their own login credentials with the Electronic Order System for placing Orders electronically, and the Participant is solely responsible for restricting access to such login credentials to prevent persons other than Authorized Persons from using the Electronic Order System to place or modify Orders. Authorized Persons must provide relevant login credentials and be listed as a duly authorized person of Participant on the most recent certificate in the form of Attachment C to be properly authenticated and to place or modify Orders electronically or telephonically. If the Participant has set up a unique personal identification number (“PIN”) with the Electronic Order System, any changes made to the Participant’s trade desk settings shall require Participant’s PIN for authentication. The Participant and each Authorized Person shall keep Participant’s PIN and all Authorized Person login credentials confidential and only those Authorized Persons shall submit instructions on behalf of the Participant to the Trust, Transfer Agent, and Distributor.

c. Verification. The Transfer Agent and Distributor shall not have any obligation to verify instructions and Orders given by properly authenticated Authorized Persons per paragraph (b) of this section and shall assume that all instructions and Orders issued to it by a properly authenticated Authorized Person have been properly placed, unless the Transfer Agent and Distributor received from the Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant. The Participant agrees that none of the Distributor, the Transfer Agent, or the Trust shall be liable, absent gross negligence, bad faith or willful misconduct, for Losses (as defined below) incurred by the Participant as a result of the unauthorized use of an Authorized Person’s Electronic Order System login credentials. The Participant further agrees that none of the Distributor, the Transfer Agent, or the Trust shall be liable, absent gross negligence, bad faith or willful misconduct, for Losses (as defined below) incurred by the Participant as a result of an Authorized Person’s unauthorized use of the PIN, unless the Transfer Agent, Distributor and the Trust previously received from Participant written notice to revoke such Authorized Person’s authority as set forth in paragraph (a) of this section. This paragraph (c) shall survive the termination of this Agreement.

7.	PAYMENT OF CERTAIN FEES AND TAXES.

a. Transaction Fees. In connection with the purchase or redemption of Creation Units, the Participant agrees to pay on behalf of itself or the Participant Client the Transaction Fee prescribed in the Prospectus as applicable to the Participant’s transaction. The Trust reserves the right to adjust any Transaction Fee subject to any limitation as prescribed in the Prospectus.

b. Other Fees and Taxes. In connection with the purchase or redemption of Creation Units, the Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Deposit Securities or Fund Securities. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, “Taxes”) applicable to the purchase or redemption of any Creation Units made pursuant to this Agreement is imposed, the Participant shall be also responsible for the payment of any such Taxes regardless of whether or not such Taxes are imposed directly on the Participant. To the extent the Trust, the Distributor or their agents pay any such Taxes or they are otherwise imposed, the Participant agrees to promptly indemnify and pay such party for any such payment, together with any applicable penalties, additions to tax or interest thereon. This section shall survive the termination of this Agreement.

8.	INDEMNIFICATION.

This Section 8 shall survive the termination of this Agreement.

a. The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Transfer Agent and their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) (“Losses”) incurred by such AP Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to such Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such AP Indemnified Party taken pursuant to any instructions issued in accordance with Attachment B hereto (as such may be amended from time to time) reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant; or (v)(1) any representation by the Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust’s then current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares; and (2) any untrue statement of a material fact or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 5(e) hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the Distributor or the Trust in materials furnished to the Participant or by the Participant at the written direction of the Trust or the Distributor or is based upon any omission or alleged omission by the Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust. The Participant shall not be liable to the AP Indemnified Party for any damages arising out of mistakes or errors in data provided to the Participant, or mistakes or errors by, or out of interruptions or delays of communications with, the AP Indemnified Parties who are service providers to the Trust.

b. The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Losses incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor, (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment B hereto (as such may be amended from time to time) reasonably believed by the Distributor Indemnified Party to be genuine and to have been given by the Distributor; or (v)(1) any representation by the Distributor, its employees or its agents or other representatives about the Shares or any AP Indemnified Party that is not consistent with the Trust’s then current Prospectus made in connection with the offer or solicitation of an offer to buy or sell Creation Units; and (2) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as originally filed with the Securities and Exchange Commission or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Distributor shall not be liable to any Distributor Indemnified Party for any damages arising out of mistakes or errors in data provided to the Distributor, or mistakes or errors by, or out of interruptions or delays of communications with the Distributor Indemnified Parties, due to any action of a service provider to the Trust.

c. This Section 8 shall not apply to the extent any such Losses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of any AP Indemnified Party or the Distributor Indemnified Party, as the case may be. The term “affiliate” in this Section 8 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

9.	LIMITATION OF LIABILITY.

This Section 9 shall survive the termination of this Agreement.

a. Express Duties. The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

b. Limited Liability. In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Distributor nor the Transfer Agent, whether acting directly or through agents, affiliates or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor or the Transfer Agent be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for: (i) the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation; or (ii) losses incurred by the Participant or Participant Client as a result of unauthorized use of a PIN or login credentials. Further, the Distributor shall not be liable for any action or failure to take any action with respect to the voting matters set forth in Section 1.h. above.

c. Force Majeure. Neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

d. Reliance on Instructions. The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and the Procedures and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

e. No Advancement by Transfer Agent. The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

f. Data Errors and Communication Delays. Neither the Distributor nor the Transfer Agent shall be liable to the Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Distributor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Distributor or the Transfer Agent.

10.	NOTICES. Except as otherwise specifically provided in this Agreement, all notices and amendments required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by (i) personal delivery, (ii) postage prepaid registered or certified United States first class mail, return receipt requested, (iii) overnight traceable mail (e.g., Federal Express), (iv) facsimile, (v) electronic mail (e-mail) or (vi) similar means of same day delivery. Unless otherwise notified in writing, all notices to the Trust shall be given or sent as follows:

Attn:	Cambria ETF Trust
2321 Rosecrans Avenue, Suite 3225
El Segundo, CA 90245

All notices to the Participant, Distributor or Transfer Agent, as the case may be, shall be directed to the address, telephone, facsimile numbers or e-mail addresses indicated below the signature line of such party; provided, however, in the case of communications by the Distributor or Transfer Agent to the Participant with respect to any Order as detailed in the Procedures, the Distributor and Transfer Agent shall contact an Authorized Person or other Participant designee at such telephone number, e-mail address or facsimile number provided by such person.

11.	TERMINATION AND AMENDMENT. This Agreement shall become effective as of the date set forth on the signature page of this Agreement and may be terminated at any time by any party upon thirty (30) calendar days prior notice to the other parties unless earlier terminated in the event that the Trust is terminated for any reason.

This Agreement may be amended upon a written amendment executed by the parties hereto; provided, however, (i) the Distributor may amend the list of Funds set forth in Attachment A hereto upon notification to the Participant and the Transfer Agent; and (ii) the Transfer Agent and Distributor reserve the right to revise the Procedures or issue additional procedures relating to the manner of creating or redeeming Creation Units upon written notification to the Participant.

12.	ENTIRE AGREEMENT. This Agreement and the Procedures, which are hereby incorporated herein by reference, supersede any prior agreement between or among the parties with respect to the subject matter contained herein and constitute the entire agreement among the parties regarding the matters contained herein.

13.	ASSIGNMENT. No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other parties, which shall not be unreasonably withheld; provided that, any party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business or to an affiliate so long as the acquiring entity is able to comply and fulfill the duties and obligations under this Agreement.

14.	SEVERANCE. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supranational body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement.

15.	COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

16.	GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any federal or state court within the State of New York having subject matter jurisdiction, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement.

17.	TRUST AS THIRD PARTY BENEFICIARY. The parties understand and agree that the Trust, as a third party beneficiary to this Agreement, is entitled and intend to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

18.	INTERPRETATION. Titles and section headings are included solely for convenient reference and are not a part of this Agreement.

See next page for signature

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the____ day of___________________, 20____.

ALPS DISTRIBUTORS, INC.

BY: _____________________________________
PRINTED NAME: Stephen Kyllo
TITLE: SVP & Managing Director
ADDRESS:	1290 Broadway, Suite 1000
Denver, CO 80203

TELEPHONE:	844-383-2577

FACSIMILE:	(303) 824-3320
EMAIL:	APAgreementsMailbox@sscinc.com

PARTICIPANT:

NAME:	______________________________
NSCC#:	______________________________
TAX ID#:	______________________________

BY: _____________________________________
PRINTED NAME: __________________________
TITLE: __________________________________
ADDRESS: _______________________________
________________________________________
TELEPHONE: _____________________________
FACSIMILE: ______________________________
E-MAIL: _________________________________

ACCEPTED BY:
U.S. Bancorp Fund Services, LLC, as Transfer Agent

BY: _____________________________________
PRINTED NAME: __________________________
TITLE: __________________________________
ADDRESS: _______________________________
________________________________________
TELEPHONE: _____________________________
FACSIMILE: ______________________________

ATTACHMENT A

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR CAMBRIA ETF TRUST

Cambria Emerging Shareholder Yield ETF	EYLD
Cambria Foreign Shareholder Yield ETF	FYLD
Cambria Global Asset Allocation ETF	GAA
Cambria Global Momentum ETF	GMOM
Cambria Global Value ETF	GVAL
Cambria Shareholder Yield ETF	SYLD
Cambria Tail Risk ETF	TAIL
Cambria Trinity ETF	TRTY
Cambria Value and Momentum ETF	VAMO
Cambria Global Real Estate ETF	BLDG
Cambria Buyout ETF*	LBO
Cambria Venture ETF*	VCAP
Cambria Covered Call Strategy ETF*	CANA
Cambria Domestic Tax Optimized ETF*	DTAX
Cambria Foreign Tax Optimized ETF*	FTAX
Cambria Global Income and Currency Strategies ETF*	FXFX
Cambria Long Short ETF*	CALS
Cambria Managed Futures Strategy ETF*	MFUT
Cambria Superinvestors ETF*	SUPR
Cambria Trend Following ETF*	IVY
Cambria Micro and SmallCap Shareholder Yield ETF	MYLD
Cambria Tactical Yield ETF	TYLD
Cambria LargeCap Shareholder Yield ETF	LYLD
Cambria Fixed Income Trend ETF	CFIT

*Indicates Fund has not Launched

ATTACHMENT B

This document supplements the Prospectus and the Participant Agreement (the “Agreement”) with respect to the procedures to be used by (i) the Transfer Agent and Distributor in processing orders for the purchase of Creation Units of the Fund (“Creation Orders”) and (ii) the Transfer Agent in processing orders for the redemption of Creation Units of the Fund (“Redemption Orders” and, together with Creation Orders, “Orders”).

Before placing an Order, a Participant must have signed the Agreement. The Participant and its Authorized Persons must establish their own login credentials with the Electronic Order System (defined below) for placing Orders electronically, and the Participant is solely responsible for restricting access to such login credentials to prevent persons other than Authorized Persons from using the Electronic Order System to place or modify Orders. Authorized Persons must provide relevant login credentials and be listed as a duly authorized person of Participant on the most recent certificate in the form of Attachment C to be properly authenticated and to place or modify Orders electronically or telephonically. If the Participant has set up a unique personal identification number (“PIN”) with the Electronic Order System, any changes made to the Participant’s trade desk settings shall require Participant’s PIN for authentication.

TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF CREATION UNITS

1.	Placing an Order.

a. General. To the extent possible, Orders shall be submitted through the Internet (“Web Order Site” or “Electronic Order System”) as described in section 1.b. below. If the Electronic Order System is not available, Orders may be placed by telephone, as described in section 1.c. If the Transfer Agent has not provided an order number to a Participant in response to the Participant’s request for creation unit(s) and the Participant has not transmitted the Order Form to the Transfer Agent prior to the Order Cut-Off Time (as defined below), the Order will not be Complete and will not be processed. Redemption Orders that are not completed prior to the Order Cut-Off Time will be processed on the next Business Day, unless withdrawn in writing by the Participant.

b. Using the Electronic Order System to Initiate the Order. An Authorized Person for the Participant will log in to the Electronic Order System prior to the cut-off time for placing Orders with the Fund (the “Order Cut-Off Time”) set forth in the particular Fund’s order form (“Order Form”) and enter the terms of the Order. An Order must be submitted as of the Order Cut-Off Time on the day the Order was placed if it is to be processed by the Electronic Order System in accordance with the procedures outlined below and in the documents listed in the following paragraph.

Orders submitted through the Electronic Order System must be in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the Electronic Order System Agreement (the “Electronic Order System Agreement,” which must be separately entered into by the Participant) and the applicable Electronic Order System User Guide (or any successor documents). To the extent that any provision of this Agreement (including this Attachment B) is inconsistent with any provision of any Electronic Order System Agreement, the Electronic Order System Agreement shall control with respect to the Transfer Agent’s provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Participant acknowledges that references to the applicable Electronic Order System User Guide (or any successor documents) contained herein are for instructional purposes only, and such Electronic Order System User Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Trust, the Transfer Agent, the Distributor or their respective agents.

c. Using a Telephone Call to Initiate the Order. In the event the Electronic Order System service is unavailable, an Authorized Person for the Participant may call the Transfer Agent’s telephone representative at the number listed on the Order Form prior to the Order Cut-Off Time to place an Order and receive an Order Number, as described further below. The telephone call must be answered and the Order number must be issued prior to the Order Cut-Off Time. All paperwork, including a completed Order Form consistent with the telephonic instructions, required of the Participant must also be submitted to the Distributor prior to the Order Cut-Off Time. Once an order number is issued and Order Form is submitted to the Distributor, the Order is Complete and is irrevocable by the Participant and may only be cancelled by the Transfer Agent, Distributor or Trust in accordance with the provisions listed herein. If the corresponding Order Form is not submitted to the Distributor in good form prior to the Order Cut-Off Time or is inconsistent with the order as communicated by the Participant to the Transfer Agent (as reflected on the electronic email trade confirmation described below), the Order will not be Complete and will not be processed. Non-standard Orders generally must be arranged with the Trust in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.

Upon verifying the authenticity of the caller (in accordance with Transfer Agent’s policies and procedures) and the terms of the Order, the telephone representative will initiate the Order and generate an electronic email trade confirmation which includes a unique Order Number. The Participant will then transmit the terms of the Order in an electronic mail version of the Order Form to the Distributor. All Orders with respect to the purchase or redemption of Creation Units are required by the Distributor to be in writing (by email or, as provided below, by facsimile) and accompanied by the designated Order Number.

If the creation order number has not been issued prior to the Order Cut-Off Time, the Creation Order will be invalid and will not be processed. If a redemption order number has not been issued prior to the Order Cut-Off Time, the Redemption Order will be processed on the next Business Day, unless withdrawn in writing by the Participant.

If a completed Order Form has not been transmitted by the Participant to the Distributor prior to the Order Cut-Off Time, or if the Order Form is not submitted in good form prior to the Order Cut-Off Time or is otherwise inconsistent with the order as communicated by the Participant to the Transfer Agent, the Creation Order will be invalid and will not be processed.

If the Participant is unable to send or receive electronic mail, it must inform the Transfer Agent and the Distributor as soon as such inability arises. Communication by facsimile may then be substituted for electronic mail in the steps described above, provided that each transmission is clearly marked with the time of transmission.

INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, DO NOT HANG UP AND REDIAL. CALLS MUST BE CONCLUDED PRIOR TO THE ORDER CUT-OFF TIME. CALLS THAT ARE IN PROGRESS OR ARE UNANSWERED IN THE QUEUE AT OR AFTER THE ORDER CUT-OFF TIME WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TELEPHONE REPRESENTATIVE. ALL TELEPHONE CALLS WILL BE RECORDED BY THE TELEPHONE REPRESENTATIVE, AND SUCH RECORDING WILL INCLUDE THE TIME OF THE TELEPHONE CALL.

NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON SUBMISSION OF AN ORDER FORM TO THE DISTRIBUTOR IN GOOD FORM BY THE PARTICIPANT AND APPROVAL BY BOTH THE PARTICIPANT AND THE TRANSFER AGENT OR DISTRIBUTOR, AS APPLICABLE.

d.	Settlement.

(i)	Clearing Process. In general, the securities making up a Creation Unit must be delivered through the NSCC to a DTC account maintained at the Fund’s custodian on or before the Contractual Settlement Date (defined below). The Participant must also make available on or before the Contractual Settlement Date, by means satisfactory to the Fund, immediately available or same day funds estimated by the Fund to be sufficient to pay any applicable cash component related to an Order. Any excess funds will be returned following settlement of the issue of the Creation Unit. The “Contractual Settlement Date” is the earlier of: (i) the date upon which all of the required securities, any cash component and any other cash amounts which may be due are delivered to the Fund; and (ii) the settlement date of the Creation Unit. Creation Units will be issued through the NSCC in accordance with the terms and conditions of the NSCC systems from time to time adopted and communicated to NSCC participants.

Any settlement outside the NSCC Clearing Process may be subject to additional requirements and fees as discussed in the Prospectus.

(ii)	Outside the Clearing Process. In general, securities making up a Creation Unit must be delivered to an account maintained at the applicable local Subcustodian on or before the International Contractual Settlement Date (defined below). The Participant must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Fund, immediately available or same day funds estimated by the Fund to be sufficient to pay any cash component of the Creation Unit, together with any applicable fees. Any excess funds will be returned following settlement of the issue of the Creation Unit. The “International Contractual Settlement Date” will be the earlier of: (i) the date upon which all of the required securities making up a Creation Unit, and any related cash component and other cash amounts due are delivered to the Fund; and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where any of such securities are customarily traded.

Except as provided in the next two paragraphs, a Creation Unit will not be issued outside of the Clearing Process until the transfer of good title to the Fund of the securities and the payment of any cash component and applicable fees have been completed. When the Subcustodian confirms to the Fund’s custodian that the required securities (or, when permitted in the sole discretion of the Fund, the cash value thereof) have been delivered to the account of the relevant Subcustodian, the custodian shall will cause the delivery of the Creation Unit.

In the event that a deposit of securities is incomplete on the settlement date for a Creation Unit, the Fund may in its sole discretion issue a Creation Unit notwithstanding such deficiency in reliance on the undertaking of the Participant to deliver the missing securities as soon as possible, which undertaking shall be secured by the Participant’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing securities. The parties hereto agree that the delivery of such collateral shall be made in accordance with cash collateral settlement provided to the Participant by the Transfer Agent. Moreover, the Fund, acting in good faith, may purchase the missing securities at any time and the Participant agrees to accept liability for any shortfall between the cost to the Fund of purchasing such securities and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

2.	Further Information Regarding the Placement of Orders by the Internet.

a. Certain Acknowledgements. The Participant acknowledges and agrees (i) that the Trust, the Transfer Agent, the Distributor and their respective agents may elect to review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Participant may place Orders as otherwise set forth in this Attachment B; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Participant’s own discretion and risk.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE Electronic Order System AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUST, THE TRANSFER AGENT, THE DISTRIBUTOR OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

b. Election to Terminate Placing Orders by Internet. The Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.

3.	Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Participant acknowledges it may be difficult to reach the Trust by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Trust may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case you may redeem or exchange Shares by communication through facsimile. All Order Forms transmitted through facsimile must be transmitted, and order numbers must be issued, prior to the Order Cut-Off Time. If a completed Order Form has not been transmitted by the Participant prior to the Order Cut-Off Time, the Creation Order will be invalid and will not be processed. Solely with respect to Redemption Orders, if the Order Form has not been transmitted in good form or the order number has not been issued prior to the Order Cut-Off Time, the Redemption Order will be processed on the next Business Day, unless withdrawn in writing by the Participant.

4.	Purchase of Creation Units Without Receipt of Deposit Securities. Creation Units of the Fund may be purchased in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities, provided that the Participant deposits an initial deposit of cash with the Trust having a value greater than the net asset value of the Shares on the date the Order is placed in proper form. In addition to available Deposit Securities and cash that generally comprise a Creation Unit, cash must be deposited in an amount equal to the percentage (as set forth in the Prospectus) of the market value of any undelivered Deposit Securities (the “Additional Cash Deposit”). The Order shall be deemed to be received on the Business Day on which the Order is placed provided that the order number is issued prior to the Order Cut-Off Time on such date and cash in the appropriate amount is deposited with the Custodian by 1:00 p.m. Eastern Time or such other time as designated by the Custodian on the settlement date. If the Order number has not been issued prior to the Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. Eastern Time on the settlement date, then the Order will be rejected as invalid and the Participant shall be liable to the Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit with the Trust at least equal to the percentage (as set forth in the Prospectus) of the daily marked to market value of the missing Deposit Securities. In the event that additional cash is not paid, the Trust may use the cash on deposit to purchase the missing Deposit Securities. The Participant will be liable to the Trust for the costs incurred by the Trust in connection with any such purchases and the Participant shall be liable to the Trust for any shortfall between the cost to the Trust of purchasing any missing Deposit Securities and the value of the collateral. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Creation Order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Custodian or purchased by the Trust and deposited into the Trust. The Trust shall charge and the Participant agrees to pay to the Trust the Transaction Fee and any additional fees prescribed in the Prospectus. The delivery of Creation Units of the Fund so created will occur no later than the prescribed settlement date following the day on which the Creation Order is deemed received by the Distributor.

ATTACHMENT C

AUTHORIZED PERSONS

CAMBRIA ETF TRUST

The following individuals are Authorized Persons pursuant to Section 6 of the Participant Agreement between ALPS Distributors, Inc. and Participant, subject to acceptance by U.S. Bancorp Fund Services, LLC, and

,
Participant Name		NSCC #

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(2)	E-MAIL ADDRESS(2)	CITY OF BIRTH(2)

Date:

Certified By (Signature):

Print Name:

Title:

(1)	Required information.
(2)	Required information to use the Web Order Site.